UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 4, 2010

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	8736-3354
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2454 McMullen Booth Road, Building C Clearwater, Florida	33759
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

May 4, 2010 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced that for the three months ended March 31, 2010, net earnings, excluding change in fair value of interest rate swaps, increased 52% to $3,113,000 as compared to $2,048,000 for the three months ended March 31, 2009. Per share diluted net earnings, excluding change in fair value of interest rate swaps, increased 44% to $0.26 as compared to $0.18 for the three months ended March 31, 2009. See reconciliations of the Non-GAAP measures on page 2 of Exhibit #99.1. Revenue increased 8% to $14,256,000 for the three months ended March 31, 2010 as compared to $13,224,000 for the three months ended March 31, 2009.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description

99.1	Press release dated May 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: May 4, 2010	/s/ Peter L. Vosotas
Peter L. Vosotas
Chairman, President, Chief Executive Officer (Principal Executive Officer)

Date: May 4, 2010	/s/ Ralph T. Finkenbrink
Ralph T. Finkenbrink
Senior Vice President, Chief Financial Officer (Principal Financial Officer and Accounting Officer)

Exhibit Index

Exhibit	Description

99.1	Press release dated May 4, 2010.